As filed with the Securities and Exchange Commission on June 2, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1573084
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6312 South Fiddler’s Green Circle, Suite 200N

Greenwood Village, Colorado 80111

(303) 846-6000

(Address of principal executive offices)

Red Robin Gourmet Burgers, Inc. Second Amended and Restated 2007 Performance Incentive Plan

Stephen E. Carley

Chief Executive Officer

Red Robin Gourmet Burgers, Inc.

6312 South Fiddler’s Green Circle, Suite 200N

Greenwood Village, Colorado 80111

(303) 846-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Annita M. Menogan

Chief Legal Officer

Red Robin Gourmet Burgers, Inc.

6312 South Fiddler’s Green Circle, Suite 200N

Greenwood Village, Colorado 80111

(303) 846-6000

Ronald R. Levine, Esq.

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

(303) 892-9400

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share	250,000	$35.97	(2)	$8,992,500	$1,044.03	(3)
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of the Registrant (“Common Stock”) to be offered or issued as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock on May 26, 2011, as reported by The NASDAQ® Stock Market.

(3)

Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 250,000 shares of Common Stock available under the Red Robin Gourmet Burgers, Inc. Second Amended and Restated 2007 Performance Incentive Plan resulting from an amendment to that certain Amended and Restated 2007 Performance Incentive Plan. A Registration Statement on Form S-8 (Registration No. 333-143458) was previously filed with the Securities and Exchange Commission on June 1, 2007, to register 1,000,000 shares of Common Stock under the 2007 Performance Incentive Plan. Pursuant to a subsequent Registration Statement on Form S-8 (Registration No. 333-151512) filed on June 6, 2008, the Company registered an additional 824,600 shares of Common Stock under the Company’s Amended and Restated 2007 Performance Incentive Plan.

EXPLANATORY NOTE

Red Robin Gourmet Burgers, Inc. (the “Company”) previously filed a Registration Statement on Form S-8 (Registration No. 333-143458) on June 1, 2007 (the “First Registration Statement”) relating to the registration of 1,000,000 shares of common stock, par value $0.001 per share of the Company (the “Common Stock”) in accordance with the Company’s 2007 Performance Incentive Plan (the “2007 Plan”).  On June 6, 2008, pursuant to a subsequently filed Registration Statement on Form S-8 (Registration No. 333-151512) (the “Second Registration Statement” and, together with the First Registration Statement, the “Prior Registration Statements”), the Company registered an additional 824,600 shares of Common Stock available under the Company’s Amended and Restated 2007 Performance Incentive Plan (the “Amended 2007 Plan”).  On May 26, 2011, the Company’s stockholders approved amendments to the Amended 2007 Plan that, among other things, increased the number of shares of Common Stock available under the Amended 2007 Plan from 1,824,600 to 2,074,600.  Accordingly, this Registration Statement is being filed to register the additional 250,000 shares of Common Stock.  Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, including each of the documents filed with the Securities and Exchange Commission and incorporated (or deemed to be incorporated) by reference therein, and each of the documents filed as exhibits thereto, are incorporated by reference herein except as otherwise updated or modified by this filing.  All exhibits required by General Instruction E to Form S-8 are filed as exhibits hereto.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.            Exhibits

Exhibit No.	Description of Exhibit

4.1	Red Robin Gourmet Burgers, Inc. Second Amended and Restated 2007 Performance Incentive Plan.

5.1	Opinion of Davis Graham & Stubbs LLP as to the legality of the securities being issued.

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on this 2nd day of June, 2011.

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Stephen E. Carley
Name: Stephen E. Carley
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen E. Carley, Katherine L. Scherping, and Annita M. Menogan, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stephen E. Carley	Chief Executive Officer (Principal	June 2, 2011
Stephen E. Carley	Executive Officer and Director)

/s/ Katherine L. Scherping	Chief Financial Officer	June 2, 2011
Katherine L. Scherping	(Principal Financial and
Accounting Officer)

/s/ Pattye L. Moore	Chairperson of the Board	June 2, 2011
Pattye L. Moore

/s/ Robert B. Aiken	Director	June 2, 2011
Robert B. Aiken

/s/ Lloyd L. Hill	Director	June 2, 2011
Lloyd L. Hill

/s/ Richard J. Howell	Director	June 2, 2011
Richard J. Howell

/s/ Glenn B. Kaufman	Director	June 2, 2011
Glenn B. Kaufman

/s/ David Makula	Director	June 2, 2011
David Makula

/s/ Stuart I. Oran	Director	June 2, 2011
Stuart I. Oran

/s/ James T. Rothe	Director	June 2, 2011
James T. Rothe

/s/ J. Taylor Simonton	Director	June 2, 2011
J. Taylor Simonton

/s/ Marcus L. Zanner	Director	June 2, 2011
Marcus L. Zanner

EXHIBIT INDEX

The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement.

Exhibit No.	Description of Exhibit

4.1

Red Robin Gourmet Burgers, Inc. Second Amended and Restated 2007 Performance Incentive Plan (previously filed as Appendix A to the Company’s Proxy Statement for its Annual Meeting of Stockholders held on May 26, 2011, and incorporated herein by reference).

5.1	Opinion of Davis Graham & Stubbs LLP as to the legality of the securities being issued.

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on signature page of this Registration Statement).